SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2007 (November 20, 2007)

PERFECTENERGY INTERNATIONAL LIMITED
(Exact name of registrant as specified in Charter)

Nevada	000-51704	98-0548438
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 479 You Dong Road,
Xinzhuang Town, Shanghai 201100
People’s Republic of China
(Address of Principal Executive Offices)

(8621) 5488-8436
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On November 20, 2007, Mr. Yajun Wu (“Mr. Wu”) accepted a written offer from Perfectenergy International Limited (the “Company”) to become a new member of the Board. The Board approved Mr. Wu’s appointment as director, subject to Mr. Wu’s acceptance of the appointment, on November 19, 2007. Mr. Wu will serve a three-year term. In consideration for his service on the Board, Mr. Wu will receive compensation of RMB25,000 (approximately US$3,381) per quarter. In addition, Mr. Wu will receive options to purchase an aggregate 200,000 shares of the Company’s common stock at an exercise price of $0.70/share, which options shall vest over Mr. Wu’s three year term.

There is no arrangement or understanding pursuant to which Mr. Wu was appointed as a director and there are no related party transactions to report involving Mr. Wu since the beginning of the Company’s last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfectenergy International Limited

Date: November 27, 2007	By:	/s/ Wennan Li
Wennan Li
Chief Executive Officer